Exhibit 99.1

IMMEDIATE

Dana Holding Corporation Announces Preliminary 2015 Financial Results,

2016 Guidance and $300 Million Share Repurchase Program

MAUMEE, Ohio, Jan. 12, 2016 – Dana Holding Corporation (NYSE: DAN) today announced preliminary financial results for 2015 and guidance for 2016. The company also announced that its Board of Directors has authorized the repurchase of an additional $300 million of common shares. This is in addition to the $1.4 billion share repurchase authorization completed in last year’s fourth quarter.

Preliminary 2015 Financial Results Announced

•	Sales of $6.0 billion;

•	Adjusted EBITDA of $655 million, 10.9 percent of sales;

•	Strong free cash flow of $150 million; and

•	Repurchase of $311 million of common stock in 2015.

Preliminary sales for the year approximated $6.0 billion. After adjusting for currency translation of more than $500 million and the divestiture of the company’s Venezuela operations, full-year 2015 sales were comparable with a year ago. Contributions from new business wins and strong North American vehicular markets largely offset weaker demand in the global off-highway and Brazilian markets. Adjusted EBITDA for the year of approximately $655 million, or 10.9 percent of sales, was 40 basis points lower than 2014. This was due largely to supply-chain inefficiencies in the company’s Commercial Vehicle segment, which led to increased costs and lower sales with a significant customer. The company continued to generate strong free cash flow of approximately $150 million for the year, including significant capital investment for new program launches that will drive organic growth. Dana also repurchased $311 million of common stock in 2015, completing its $1.4 billion share repurchase authorization.

Company Updates Sales Backlog

Dana’s 2016-2018 sales backlog as of Dec. 31, 2015, rose to $750 million, 10 percent higher than the revised three-year backlog announced at the beginning of 2015, after adjustment for currency and market demand expectations. New business wins, primarily in the Light Vehicle Driveline, Off-Highway Driveline, and Power Technologies businesses, drove the net increase in the sales backlog, which more than offset lower expected customer share in Commercial Vehicle Driveline and currency and market demand impacts.

Company Issues 2016 Guidance

While overall demand across served end markets is expected to be relatively flat in 2016, increased sales from new customer program launches are expected to provide a partial offset to anticipated currency headwinds. Adjusted EBITDA margin is expected to be comparable or slightly above last year, while free cash flow is expected to remain strong. Financial guidance for 2016 includes:

•	Sales of $5.8 to $6.0 billion;

•	Adjusted EBITDA of $640 to $670 million;

•	Adjusted EBITDA as a percent of sales of 11.0 to 11.2 percent;

•	Diluted adjusted EPS of $1.65 to $1.80 (excluding the impact of share repurchases after Dec. 31, 2015);

•	Capital spending of $280 to $300 million; and

•	Free cash flow of $160 to $180 million.

“Despite the challenging economic environment in some of our markets, our Light Vehicle Driveline, Off-Highway Driveline, and Power Technologies segments each achieved organic sales growth and improved year-over-year margin. Our Commercial Vehicle segment was challenged this past year due to a major supplier transition, and while adversely impacting our 2015 performance, this completed initiative has better positioned this business for future success,” said Mr. James Kamsickas, Dana president and chief executive officer. “Looking ahead, we successfully retained our key replacement programs while continuing to grow our sales backlog with new programs in all of our businesses – an indication that our technology, products, and customer focus continues to support the needs of our customers around the world.”

Additional Share Repurchase Program

Dana announced today that its board of directors approved a new share repurchase program, authorizing the purchase of up to $300 million of common shares over the next two years. The company plans to repurchase shares either in the open market or through privately negotiated transactions and expects to have sufficient free cash flow and liquidity during this period to support this initiative. Execution under this program is subject to prevailing market conditions, available growth opportunities, and other considerations.

“This additional authorization by our board reflects our confidence in the long-term prospects of the business and a continued commitment to delivering value to our shareholders” said Mr. Kamsickas.

Dana to Present at 2016 Deutsche Bank Global Auto Industry Conference Today President and Chief Executive Officer James Kamsickas and Senior Vice President and Interim Chief Financial Officer Rodney Filcek will provide a brief overview of the company and answer questions for approximately 40 minutes, beginning at 2:20 p.m. EST.

Information on accessing the webcast will be posted to Dana’s Investor website, www.dana.com/investors, prior to the event.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment, pension settlements or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs approximately 23,000 people in 25 countries on six continents. In 2015, preliminary sales were $6.0 billion. For more information, please visit dana.com.

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Media Contact:	Jeff Cole +1-419-887-3535 jeff.cole@dana.com

Investor Contact:	Craig Barber +1-419-887-5166 craig.barber@dana.com